UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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BROOKSIDE TECHNOLOGY HOLDINGS CORP.
(Name of Registrant as Specified in its Charter)

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BROOKSIDE TECHNOLOGY HOLDINGS CORP.
15500 Roosevelt Blvd., Ste. 101
Clearwater, FL 33760
INFORMATION STATEMENT
(Dated November __, 2009)
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE “ACTIONS”, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT, IN LIEU OF A MEETING, OF THE SHAREHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK AND SERIES A PREFERRED STOCK OF BROOKSIDE TECHNOLOGY HOLDINGS CORP, VOTING AS A SINGLE CLASS ON AN AS CONVERTED BASIS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.
GENERAL
     This Information Statement is being furnished on or about the date first set forth above to the holders of record as of the close of business on November 16, 2009 (the “Record Date”) of the Common Stock, $0.001 par value per share (the “Common Stock”) and the Series A Preferred Stock of Brookside Technology Holdings Corp., a Florida corporation (“we” or the “Company”), in connection with the following actions (the “Actions”):
1.	Increasing the number of shares of Common Stock that we are presently authorized to issue from 1,000,000,000 to 10,000,000,000 through the filing of an amendment (the “Amendment”) to our Articles of Incorporation with the Florida Department of State; and

2.	Increasing the number of shares reserved for issuance under the Company’s 2007 Stock Option Plan (the “Plan”) from 35,000,000 to 100,000,000 (the “Plan Increase”).
     The Company has two classes of voting securities: Common Stock and Series A Preferred Stock. The Series A Preferred Stock votes together with the Common Stock as a single class on an as converted basis. However, the Company’s Articles of Incorporation contain a provision that limits the voting and conversion rights of the holders of Series A Preferred Stock so that in no event may any of them vote or convert their preferred shares into more than 4.99% of the Company’s outstanding Common Stock. All of the forgoing Actions were approved by written consent, in lieu of a meeting, of shareholders who collectively own a majority of the outstanding shares of Common Stock and Series A Preferred Stock, as of the Record Date, voting as a single class on an as converted basis, subject to the forgoing 4.99% cap.

     Specifically, the forgoing Actions were approved by the following shareholders:

		Percentage of Total
Shareholder	Class of Stock	Voting Shares(1)
Michael Dance	Common Stock	11.8%
Michael Nole	Common Stock	7.4%
Ron Rule	Common Stock	2.4%
Ryan Ford	Common Stock	2.4%
Robert McPhail	Common Stock	2.4%
George Pacinelli	Common Stock	0.01%
Midtown Partners & Co., LLC	Common Stock	2.4%
Grant Dishman	Common Stock	0.7%
Michael Promotico	Common Stock	3.5%
Pro Logic	Common Stock	3.5%
San & Peggy Standridge	Common Stock	6.9%
Herb Rosen	Common Stock	3.5%
Vicis Capital Master Fund	Series A Preferred Stock	4.9%

TOTAL		55.3%

1.	The Company’s Articles of Incorporation contain a provision that limits the voting and conversion rights of the holders of the Series A Preferred Stock so that in no event may any of them vote or convert their preferred shares into more than 4.99% of the Company’s outstanding Common Stock. As of November 3, 2009, there are 168,996,962 shares of Common Stock outstanding. Accordingly, no holder of Series A Preferred Stock may vote more than 8,432,948 shares. The percentage of total voting shares in column three above is based upon the sum of all of the Company’s outstanding Common Stock, plus the sum of all of the shares of Series A Preferred Stock eligible to vote with the Common Stock, subject to the forgoing 4.99% voting cap per preferred shareholder.
     The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.
     Our Board of Directors unanimously approved the increase in the number of authorized shares of the Company, the Amendment and the Plan Increase. Florida law requires us to obtain approval from our shareholders to amend our Articles of Incorporation to increase the number authorized shares and the rules of the Internal Revenue Services require us to obtain shareholder approval of the Plan Increase. Accordingly, we obtained the written consent of the shareholders indicated above.
     Pursuant to Section 607.0704 of the Florida Business Corporation Act, we are required to provide prompt notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement will be mailed on or about November __, 2009 to shareholders of record on the Record Date, and is being delivered to inform you of the corporate Actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our shareholders under Florida law as a result of the adoption of the Actions.
     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
     The offices of our Company are located at 15500 Roosevelt Blvd., Ste. 101, Clearwater, FL 33760 and our Company’s telephone number is (727) 535-2151.
1. INCREASE IN NUMBER OF AUTHORIZED SHARES
General.
     Our Company intends to increase the number of shares of our Common Stock that it is authorized to issue, both to cover the number of shares issuable upon exercise of outstanding warrants and options and upon conversion of the Company’s Series A Preferred Stock, which are discussed below, and for future issuances unrelated to its outstanding warrants, options and preferred stock. Such increase could facilitate, among other things, issuing shares of Common Stock (i) to raise capital to finance potential acquisitions, to refinance all or a portion of our existing indebtedness and/or to provide general working capital; (ii) directly to seller(s) in potential acquisitions to facilitate such acquisitions; and (iii) to employees under the Company’s existing Stock Option Plan to attract and incentivize employees.
     As of November 3, 2009, the Company has 1,000,000,000 shares of Common Stock authorized and, of such number, 168,996,962 are issued and outstanding.
     The increase in the number of authorized shares of our Common Stock will become effective upon our Company’s filing of the Amendment, described below, with the Florida Department of State.
     Once our authorized shares of Common Stock is increased to 10,000,000,000, assuming that all of the outstanding preferred stock is converted into Common Stock and that all of the outstanding warrants and options are exercised, the Company will continue to have 4,323,394,861 of Common Stock available for future issuance.
     The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

     Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti- takeover device. The increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. However, the proposed increase in our authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with the ability to issue shares for future acquisition, financing and operational possibilities, as well as upon the exercise of currently outstanding options and warrants and the conversion of currently outstanding preferred stock into Common Stock, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.
Description of Outstanding Securities.
Series A Preferred Stock
     As of the Record Date, the Company has 13,191,716 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock was issued in a series of private placements.
     Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, into such number of shares of Common Stock as is determined by dividing (1) the sum of (i) $1.00 per share and (ii) all dividends accrued and unpaid on such share by (2) the Series A Conversion Price in effect at the time of conversion. The Series A Conversion Price currently is $0.01. The conversion price of the Series A Preferred Stock is subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. However, pursuant to the Company’s Articles of Incorporation, in no event shall any holder of Series A Preferred Stock be entitled to convert any Series A Preferred Stock to the extent that, after such conversion, the sum of the number of shares of Common Stock beneficially owned by such holder and its affiliates would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. Nothing in the Articles of Incorporation precludes a holder of Series A Preferred Stock from disposing of a sufficient number of other shares of Common Stock beneficially owned by such holder so as to thereafter permit the continued conversion of the Series A Convertible Preferred Stock, subject to the forgoing 4.99% cap.
     On any matter presented to the shareholders for their action or consideration at any meeting of shareholders, each holder of outstanding shares of Series A Preferred Stock is entitled, subject to the limitation set forth below, to cast the number of votes for the Series A Preferred Stock in an amount equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or in the Company’s Articles of Incorporation, holders of Series A Preferred Stock vote together with the holders of Common Stock, together as a single class.

     From and including the date of issuance of each share of Series A Preferred Stock to the earliest of [A] the payment of the Series A liquidation payment upon the liquidation, dissolution or winding-up of the Company, [B] the conversion of the Series A Convertible Preferred Stock, or [C] the date two (2) years from the date of issuance, the holders of shares of Series A Preferred Stock are entitled to receive, prior to and in preference to any declaration or payment of any dividend on any other shares of capital stock of the Company, a dividend for each such share at a rate per annum equal to eight percent (8%) of the stated value thereof, payable semi-annually by one of the following methods, as selected by the Company: [Y] in cash, to the extent funds are legally available therefor in accordance with applicable corporate law; or [Z] in-kind, with shares of registered Common Stock, at a ten percent (10%) discount to the market.
     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series A Preferred Stock, an amount for each share of Series A Preferred Stock held by such holder equal to the sum of (1) $1.00 and (2) an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available.
Warrants
     As of the Record Date, the Company has 6 class of warrants outstanding: series A, B, C, D, E and F warrants, which were issued over time in various private placements. The series A warrants have an exercise price of $0.01 and a term of three years. The series B warrants have an exercise price of $0.01 and a term of five years. The series C warrants have an exercise price of $0.01 and a term of three years. The series D warrants have an exercise price of $0.01 and a term of five years. The series E and F warrants have an exercise price of $0.01 and a term of five years.
     All warrants issued to Midtown Partners & Co., LLC, as placement agent in the Company’s private placements, and to its senior lender (and only those warrants) provide for cashless exercise. The cashless exercise feature allows the placement agent to exercise the warrants without paying cash into the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	volume weighted average price of the Common Stock during the 10 trading days immediately preceding the date of exercise;

(B)	=	the cash exercise price of the warrant; and

(X)	=	the number of shares issuable upon exercise of the warrant if it was to be exercised for cash.
     The conversion price of the Series A Preferred Stock and the exercise price of the warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price.

Options
     The Company has issued the following options to purchase Common Stock to its employees (collectively, the “Options”). The Options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and were granted pursuant to our 2007 Stock Option Plan, pursuant to which we have reserved 35,000,000 shares of Common Stock for issuance to employees, directors and consultants.

Name	Number of Options	Exercise Price
Dan Parker	1,000,000	$0.05
Bonnie Parker	200,000	$0.05
Michael Promotico	4,000,000	$0.01
Sara Hines	4,000,000	$0.01
George Pacinelli	7,000,000	$0.025
Bryan McGuire	7,000,000	$0.025

Total	23,200,000
Anti-Takeover Effects.
     As summarized below, provisions of our Company’s Articles of Incorporation and By-laws and applicable provisions of the Florida Business Corporation Act may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company’s control or in our management.
     Undesignated Preferred Stock.
     Our Company’s Articles of Incorporation currently authorize issuance of up to 50,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board can also fix the number of shares constituting a series of preferred stock, without any further vote or action by our Company’s shareholders. The existence of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of our Company’s Common Stock to decline or (iii) impairing the voting power and other rights of the holders of our Company’s Common Stock. As of the Record Date, 13,191,716 shares of such preferred stock were issued and outstanding, leaving over 36,808,284 shares of preferred stock for future issuance.
No Cumulative Voting.
     Our Company’s Articles of Incorporation and By-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few Shareholders of a significant portion of our Company’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other Shareholders to replace our Company’s Board or for another party to obtain control of our Company by replacing our Board.

Affiliated Transactions Statute.
     Section 607.0901, or the “affiliated transactions statute,” of the Florida Business Corporation Act (“FBCA”) generally prohibits a Florida corporation from engaging in an “affiliated transaction” with an “interested shareholder,” unless the affiliated transaction is approved by a majority of the disinterested directors or by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder, the corporation has not had more than 300 shareholders of record at any time for three years prior to the public announcement relating to the affiliated transaction or the corporation complies with certain statutory fair price provisions. Subject to certain exceptions, under the FBCA an “interested shareholder” is a person who beneficially owns more than 10% of the corporation’s outstanding voting shares. In general terms, an “affiliated transaction” includes: (i) any merger or consolidation with an interested shareholder; (ii) the transfer to any interested shareholder of corporate assets with a fair market value equal to 5% or more of the corporation’s consolidated assets or outstanding shares or representing 5% or more of the corporation’s earning power on net income; (iii) the issuance to any interested shareholder of shares with a fair market value equal to 5% or more of the aggregate fair market value of all outstanding shares of the corporation; (iv) any reclassification of securities or corporate reorganization that will have the effect of increasing by more than 5% the percentage of the corporation’s outstanding voting shares beneficially owned by any interested shareholder; (v) the liquidation or dissolution of the corporation if proposed by any interested shareholder; and (vi) any receipt by the interested shareholder of the benefit of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.
     Control Share Acquisition Statute.
     Section 607.0902, also known as the “Control Share Statute,” prohibits an acquiring person who makes a “control share acquisition” of shares of an “issuing public corporation” from exercising voting rights for any “control shares” unless (i) the corporation’s Articles of Incorporation or bylaws provide that the Control Share Statute does not apply to control share acquisitions of the corporation’s shares, (ii) the acquisition is consummated under certain circumstances, including an acquisition of shares approved by the issuing public corporation’s board of directors, or (iii) such voting rights are conferred by the affirmative vote of a majority of the issuing public corporation’s disinterested shareholders at a meeting or by written consent of such shareholders. A “control share acquisition” is defined as the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. “Control shares” are shares that, except for the Control Share Act, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of the voting power, would entitle that person, immediately after the acquisition of the shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (a) 20% or more but less than 33-1/3% of all voting power, (b) 33-1/3% of more but less than a majority of all voting power, and (c) a majority or more of all voting power. All shares, the beneficial ownership of which is acquired within 90 days before or after the date of acquisition of beneficial ownership of shares which would result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control share acquisition, are deemed to have been acquired in the same acquisition. An “issuing public corporation” means a corporation that has (1) its principal place of business, principal office or substantial assets in Florida, (2) 100 or more shareholders, and (3) either (x) more than 10% of its shareholders resident in Florida, (y) more than 10% of its shares owned by residents of Florida, or (z) 1,000 shareholders resident in Florida.
Procedure For Effecting Increase in Authorized Common Stock
     Our Company intends to file with the Florida Department of State an amendment to its Articles of Incorporation, in the form attached hereto as Exhibit A (the “Amendment”), approximately twenty-one (21) days after the mailing of our Company’s definitive Information Statement on this Schedule 14C to all shareholders of our Company on the Record Date. The only amendment to our Company’s Articles of Incorporation filed on such date will be with respect to the increase of the number of authorized shares of Common Stock of our Company from 1,000,000,000 to 10,000,000,000.
2. INCREASE IN NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.
     On January 7, 2009, our Board of Directors adopted and approved an increase to the number of shares of Common Stock reserved for issuance under the 2007 Stock Option Plan (the “Plan”) from 35,000,000 to 100,000,000 (the “Plan Increase”). On November __, 2009, a majority of consenting shareholders adopted and approved the Plan Increase pursuant to the Written Consent.
Reason for Amendment
     Our Board of Directors believes that the Plan is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company’s Common Stock. Our Board of Directors expects the Option Plan to play an important part in employee retention, which is essential for the Company to remain competitive.
     As of November 3, 2009, the Company has issued options to six employees which entitle them to purchase, in the aggregate, a total of 23,200,000 shares of Common Stock, as detailed above. The Plan currently reserved 35,000,000 shares of Common Stock for issuance to employees, directors and consultants. Accordingly, 11,800,000 shares remain available for issuance under the Plan.

     Currently, the Company has not committed to issuing any additional options to employees, directors or consultants, but the Board of Directors believes it to be in the best interest of the Company to increase the shares reserved for issuance under the Plan from 35,000,000 to 100,000,000 to provide the Company with the flexibility to be able to continue to incentivize management in the future.
Description of the Plan
     The purpose of the Plan is to advance the interests of our Company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our Company is largely dependent, including our employees and directors.
     Eligibility. Awards under the Plan may be granted to persons selected by the Board of Directors for participation in the Plan who are directors, officers or other employees of the Company or a parent or subsidiary company of the Company, as well as consultants of the Company, provided that no award will be granted to any otherwise eligible person at a time when the individual would be prohibited from participating in the Plan under applicable law.
     Administration. The Plan is administered by our Board of Directors. The Board of Directors determines, from time to time, those of our employees and directors to whom Plan options will be granted, the terms and provisions of the Plan options, the dates such Plan options will become exercisable, the number of shares subject to each Plan option, the purchase price of these shares and the form of payment of the purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof, are to be resolved at the sole discretion of the Board of Directors.
     Shares Subject to the Plan. Pursuant to the Plan Increase, a maximum of 100,000,000 shares of our Common Stock will be available for awards under the Plan, subject to adjustment as described below. No more than 100,000,000 shares of our Common Stock may be made subject to options granted under the Plan that are intended to be “incentive stock options” within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). If any shares subject to an award granted under the Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares will again be available for awards under the Plan. Upon the exercise of any award granted under the Plan in tandem with any other award, the related award will be cancelled to the extent of the number of shares as to which the award is exercised and such shares will not again be available for awards under the Plan. In the event that the Board of Directors determines that any corporate event, such as a dividend or other distribution, recapitalization, stock split, reorganization, merger, spin-off or the like, affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the Board of Directors will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the individual share limitations applicable to awards granted under the Plan.

     Terms of Awards. Plan options granted under the Plan may either be options qualifying as incentive stock options under Section 422 of the Code, or options that do not so qualify. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our Common Stock must be at least 110% of such fair market value as determined on the date of the grant.
     The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our Common Stock, no more than five years after the date of the grant.
     The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death or disability of the option holder, or in the instance of options granted to employees, the termination of that employee’s employment with our company.
     Amendment; Termination. The Board of Directors may amend, suspend or terminate the Plan at any time, except that, without the consent of the Company’s shareholders, no amendment shall be made which:
*	increases the total number of shares subject to the Plan (except in the event of adjustments due to changes in our capitalization);

*	changes the class of persons eligible to receive incentive stock options; or

*	requires the approval of the Company’s shareholders under any applicable law, rule or regulation.
     No termination or amendment of the Plan shall affect any then-outstanding stock option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then-outstanding stock option without the consent of the optionee, unless such termination or amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.
     Unless the Plan is earlier suspended or terminated by the Board of Directors, the Plan terminates ten years from the date of the Plan’s adoption. Any termination of the Plan does not affect the validity of any options previously granted thereunder.

     The potential benefit to be received from a Plan option is dependent on increases in the market price of the Common Stock. The ultimate dollar value of the Plan options that have been or may be granted under the Plan is not currently ascertainable. On November 3, 2009, the closing price of our Common Stock as reported on the OTCBB was $0.0129.
Tax Aspects
     The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his or her own tax adviser.
     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an incentive option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the incentive option over the Plan option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code.
     Upon disposition of stock acquired on exercise of an incentive option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him or her to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported).
     We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an incentive option pays the exercise price, in full or in part, with shares of previously acquired Common

Stock, the exchange should not affect the incentive option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.
     With respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

EQUITY COMPENSATION PLAN INFORMATION
AS OF NOVEMBER 3, 2009
     The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options under the Plan, as of November 3, 2009.

	A	B	C
	Number of	Weighted-	Number of securities
	securities to	average	remaining available for
	be issued upon	exercise	future issuance under
	exercise	price of	equity compensation plans
	of outstanding	outstanding	(excluding securities
Plan category	options	options (1)	reflected in column A)
Equity compensation plans approved by security holders	23,200,000	$0.02	11,800,000

Equity compensation plans not approved by security holders	0	0	0

Total	23,200,000	$0.02	11,800,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS
     The following table sets forth certain information, as of November 3, 2009, with respect to the beneficial ownership of the Company’s outstanding equity securities beneficially owned by (i) each of the named executive officers, directors and director nominees and (ii) our directors, director nominees and named executive officers as a group. The Company has two classes of outstanding equity securities: Common Stock and Series A Preferred Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

		Amount and Nature
	Name of Beneficial	of Beneficial
Title of Class (1)	Owners	Ownership	Percent of Class
Common Stock	Michael Nole	17,500,000	10.35%
Common Stock	Bryan McGuire (2)	7,000,000	3.97%
Common Stock	George Pacinelli (3)	7,210,000	4.00%
Common Stock	Chris Phillips	0
Common Stock	All officers and directors as a group (4 persons)	31,710,000	17.32%
Series A Preferred	Michael Nole	0	0%
Series A Preferred	Bryan McGuire	0	0%
Series A Preferred	George Pacinelli	0	0%
Series A Preferred	Chris Phillips (4)	12,421,716	94.16%
Series A Preferred	All officers and directors as a group (4 persons)	12,421,716	94.16%

(1)	Applicable percentage ownership of Common Stock is based on 168,996,962 shares of Common Stock outstanding as of November 3, 2009, together with securities exercisable or convertible into shares of Common Stock within 60 days of November 3, 2009 for each shareholder. Applicable percentage ownership of Series A Preferred Stock is based on 13,191,716 shares of Series A Preferred Stock outstanding as of November 3, 2009, together with securities exercisable or convertible into shares of Series A Preferred Stock within 60 days of November 3, 2009 for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of underlying convertible securities that are currently exercisable or exercisable within 60 days of November 3, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Represents 7,000,000 shares underlying stock options, all of which are exercisable within 60 days of November 3, 2009.

(3)	Represents 7,000,000 shares underlying stock options, all of which are exercisable within 60 days of November 3, 2009, and 210,000 shares of Common Stock owned as of November 3, 2009.

(4)	Chris Phillips is a managing director for Vicis Capital, LLC, which is the general partner of Vicis Capital Master Fund, which owns the shares listed in the table above. As managing director of Vicis Capital, LLC, Mr. Phillips may be deemed to beneficially own the shares owned by Vicis Capital Master Fund in that he may be deemed to have the power to direct the voting or disposition of the shares. Mr. Phillips and Vicis Capital, LLC disclaim beneficial ownership as to such shares, except to the extent of their respective pecuniary interests therein.

     The following table sets forth certain information, as of November 3, 2009, with respect to any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities. The Company has two classes of voting securities: Common Stock and Series A Preferred Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

		Amount and Nature
	Name and Address of	of Beneficial
Title of Class (1)	Beneficial Owners(2)	Ownership	Percent of Class
Common Stock	Michael Nole	17,500,000	10.35%
Common Stock	Michael Dance	28,000,000	16.56%
Common Stock	San & Peggy Standridge	16,337,360	9.66%
Series A Preferred	Vicis Capital Master Fund	12,421,716	94.16%

(1)	Applicable percentage ownership of Common Stock is based on 168,996,962 shares of Common Stock outstanding as of November 3, 2009, together with securities exercisable or convertible into shares of Common Stock within 60 days of November 3, 2009 for each shareholder.

Applicable percentage ownership of Series A Preferred Stock is based on 13,191,716 shares of Series A Preferred Stock outstanding as of November 3, 2009, together with securities exercisable or convertible into shares of Series A Preferred Stock within 60 days of November 3, 2009 for each shareholder.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of underlying convertible securities that are currently exercisable or exercisable within 60 days of November 3, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The Series A Preferred Stock votes together with the Common Stock as a single class, on an as converted basis. However, the Company’s Articles of Incorporation contains a provision that limits the voting and conversion rights of the holders of Series A Preferred Stock so that in no event may any of them vote or convert their preferred shares into more than 4.99% of the Company’s outstanding Common Stock. Accordingly, no preferred shareholder is deemed to be the beneficial owner of more than 5% of the Company’s Common Stock.

(2)	Except for Vicis Capital, LLC, the address of each beneficial owner is c/o Brookside Technology Holdings Corp. 15500 Roosevelt Blvd, Suite 101, Clearwater, FL 33760. The address of Vicis Capital, LLC is 445 Park Avenue, floor 16, New York, NY 10022.

WHERE YOU CAN FIND MORE INFORMATION
     For further information about us, you may read annual and special reports and other information we file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The Commission maintains a web site (www.sec.gov) that contains the reports, proxy and information statements and other information regarding companies that file electronically with the Commission such as us.

Dated: November __, 2009	By order of the Board of Directors,
/s/ Michael Nole
Michael Nole, Director

EXHIBIT A
(FORM OF)
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BROOKSIDE TECHNOLOGY HOLDINGS CORP.
     Pursuant to the provisions of Chapter 607, Florida Statutes, BROOKSIDE TECHNOLOGY HOLDINGS CORP. (the “Corporation”) has adopted the following Articles of Amendment to its Articles of Incorporation.
     FIRST: The name of the Corporation is: BROOKSIDE TECHNOLOGY HOLDINGS CORP.
     SECOND: The following amendment to the Articles of Incorporation was adopted by the Corporation:
Article IV, Section A in its entirety, of the Articles of Incorporation of the Corporation, shall be and hereby is revoked, declared null and void and of no further effect and, in lieu thereof, the following Article IV, Section A is adopted, approved and ratified:
ARTICLE IV
CAPITAL STOCK
A. General
The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is Ten Billion Fifty Million (10,050,000,000)             shares, consisting of (i) Ten Billion (10,000,000,000) shares of Common Stock, $.001 par value per share (the “Common Stock”), and (ii) Fifty Million (50,000,000) shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).
     THIRD: The foregoing Amendment was approved and adopted by the shareholders of Corporation on November ___, 2009. The number of votes cast for the approval and adoption of the Amendment was sufficient for approval.
     IN WITNESS WHEREOF, the undersigned, Chief Executive Officer of the Corporation, has executed these Articles of Amendment this ___day of November 2009.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
Michael Nole, Chief Executive Officer